July 25, 2019

Putnam Global Natural Resources Fund
100 Federal Street
Boston, Massachusetts 02110

Putnam Focused Equity Fund (f/k/a Putnam Global Industrials Fund)
Putnam Funds Trust
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File Nos. 333-229798; 811-07513), of our opinion, dated June 21, 2019, addressed to you as to certain tax matters related to the acquisition of the assets of Putnam Global Natural Resources Fund by Putnam Global Industrials Fund.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP